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                                                                    Exhibit 16.1


                                         May 28, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read the statements made by Wired Ventures, Inc. under "Change In Accountants" (copy attached), which we understand will be filed with the Commission, pursuant to Item 601(b)(16) of Regulation S-K, as part of the Company's Registration Statement on Form S-1. We agree with the statements concerning our firm contained in the third, fourth and fifth sentences under "Change in Accountants," in such Form S-1. We cannot comment as to : (1) the date when the Company's Board of Directors ratified and approved the decision to change independent accountants, and (2) whether the Company had not consulted with KPMG Peat Marwick LLP regarding accounting principles prior to retaining them as independent accountants.


                                             Sincerely,


                                             /s/ COOPERS & LYBRAND L.L.P.

                                             Coopers & Lybrand L.L.P.